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                 EXHIBIT (21)  SUBSIDIARIES OF THE REGISTRANT.
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                                 State of
Subsidiary                       Incorporation  Doing Business As
----------                       -------------  -----------------

CorryHiebert Corporation         Iowa           CorryHiebert Corporation

Heatilator Inc.                  Iowa           Heatilator Inc.

Hiebert East, Inc.               Iowa           The HON Company

Holga Inc.                       Iowa           Holga Inc.

Murphy-Miller Co.                Iowa           The HON Company

BPI Inc.                         Iowa           BPI Inc.

Ring King Visibles, Inc.         Iowa           Ring King Visibles, Inc.

XLM Company                      Iowa           The HON Company

The Gunlocke Company             Iowa           The Gunlocke Company

Chandler Attwood Limited         Iowa           Chandler Attwood Limited

HON Financial Corporation III    Iowa           HON Financial Corporation
                                                  III

HON Export Limited               Iowa           HON Export Limited

T. M. Export Inc.                Barbados       T. M. Export Inc.
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